EMPLOYMENT AGREEMENT



          EMPLOYMENT AGREEMENT (the "Agreement"), executed

November 25, 1996 (the "Execution Date"), and effective as

of December 9, 1996 (the "Effective Date"), between

ANNTAYLOR STORES CORPORATION, a Delaware corporation

(the "Company"), and Patricia DeRosa (the "Executive").



          WHEREAS, the Company desires to provide for the

service and employment of the Executive with the Company

and the Executive wishes to perform services for the

Company, all in accordance with the terms and conditions

provided herein;



          NOW, THEREFORE, in consideration of the premises

and the respective covenants and agreements of the parties

herein contained, and intending to be legally bound hereby,

the parties hereto agree as follows:



          1.   Employment.  The Company hereby agrees to
               ----------
employ the Executive, and the Executive hereby agrees to

serve the Company, on the terms and conditions set forth

herein.



          2.   Term.  The term of employment of the Executive
               ----
by the Company hereunder (the "Term") will commence as of the

Execution Date and will end on the third anniversary of the

Effective Date. Notwithstanding expiration of the Term or other provisions that survive by their in tent, the provisions of

Sections 4, 7 and 8 hereof shall continue in effect.



          3.   Position and Duties.  The Executive shall
               -------------------
serve as President and Chief Operating Officer of the

Company and shall have such responsibilities, duties and

authority consistent with such positions as may from time

to time be determined by the Board of Directors of the

Company (the "Board").  The Executive shall report directly

to the Chairman and Chief Executive Officer (the "CEO").

The Executive shall devote substantially all of her working

time and efforts to the business and affairs of the Company.




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          4.   Indemnification.  To the fullest extent
               ---------------
permitted by law and the Company's certificate of incorporation and by-laws, the Company shall indemnify the Executive for all amounts (including, without limitation, judgments, fines,

settlement payments, losses, damages, costs and expenses

(including reasonable attorneys' fees)) incurred or paid by the

Executive in connection with any action, proceeding, suit or investigation arising out of or relating to the performance by the Executive of services for, or acting as a fiduciary of any employee benefit plans, programs or arrangements of the

Company or as a director, officer or employee of, the

Company or any subsidiary thereof.



          5.   Compensation and Related Matters.
               --------------------------------

               (a)  Annual Compensation.
                    --------------------

                    (i)  Base Salary.  Commencing on the
                         -----------
     Effective Date and continuing during the period of

     the Executive's employment hereunder, the Company

     shall pay to the Executive an annual base salary at

     a rate not less than $600,000, such salary to be

     paid in conformity with the Company's policies relating

     to salaried employees.  This salary may be (but is not required to be) increased from time to time, subject to and in accordance with the annual executive performance review procedures of the

     Company.



                    (ii) Annual Bonus.  Commencing on
                         ------------
     the Effective Date and continuing during the period

     of Executive's employment hereunder, the Executive

     shall be eligible to participate in the Company's

     annual bonus plan as in effect from time to time,

     and shall be entitled to receive such amounts (a

     "Bonus") as may be authorized, declared and paid by

     the Company pursuant to the terms of such plan.

     The Company currently maintains a Management Performance

     Compensation Plan (the "Performance Plan") pursuant to

     which it pays performance bonus compensation to certain

     of its executives and employees.  It is agreed that the

     Executive shall participate in the Performance Plan effective as of the Effective Date.  The Executive's Performance Percentage

     (as that term is defined in the Performance Plan) shall be established at 25% per season (50% per annum) during the Term.  Notwithstanding the foregoing, the minimum Bonus to be paid to the Executive under the

     Performance Plan or otherwise for the Spring 1997 season shall be

     $150,000.


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               (b)  Stock Options.  As of the Execution
                    -------------
Date, the Executive shall be granted ten-year options to

acquire 100,000 shares of common stock of the Company

("Shares") pursuant to the Company's Amended and Restated 1992

Stock Option and Restricted Stock Plan (the "1992 Plan").

The option price per Share shall be equal to the Fair Market Value

(as defined in the 1992 Plan) of a Share as of the Execution Date.

One-half of the Shares subject to such option shall be time-based options ("Time-Based Options").  One-third of the Time-Based Options shall become exercisable on each of the first three anniversaries of the Effective Date, provided Executive has remained continuously employed by the Company until the applicable date (except as provided in Section 6(e)(vi) hereof).  The other one-half of the Shares subject to such option shall be performance stock options ("Performance Options").

Performance Options shall become exercisable on the earliest of: (i) the date of achievement by the Company of total earnings per Share of at least

$1.50 over four consecutive quarters ending after the Effective Date;

(ii) the date on which the Fair Market Value of a Share on each of the ten consecutive trading days immediately preceding such date is equal to at least $35.00; provided that, in the case of each of clauses (i) and (ii)
              -------- ----
above, (1) such date occurs no later than the fifth anniversary of the

Effective Date and (2) a portion of the Performance Option may become exercisable, based upon satisfaction of terms and conditions consistent with those set forth in the Company's standard stock option agreement applicable to performance options, if exercisability has not otherwise occurred by the fifth anniversary of the Effective Date; or (iii) the ninth anniversary of the Effective Date; provided that, in the case of each of
                                   -------- ----
clauses (i) - (iii), the Executive has remained continuously employed by the Company until the applicable date.  The Time-Based Option and

Performance Option granted hereunder shall contain such other terms and conditions as are set forth in the Company's standard stock option agreements applicable to such type of option, including, but not limited to, accelerated exercisability upon the occurrence of a Change in Control, which shall have the same meaning as the term "Acceleration

Event," as defined in the 1992 Plan (a "Change in Control").


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               (c)  Restricted Stock and Units.  As of the Effective Date,
                    --------------------------
Executive shall be granted 30,000 re stricted shares of common stock of the

Company (the "Re stricted Shares") and 20,000 restricted units (the "Restricted

Units").  A Restricted Unit represents the right to receive, on the date the restrictions on the unit lapse, a cash payment equal to the closing price of one share of Company common stock on the New York Stock Exchange on the trading date immediately preceding the date the restrictions lapse.  One-third of the

Restricted Shares and one-third of the Restricted Units shall vest on, and be delivered to the Executive promptly following, each of the first three anniversaries of the Effective Date, provided the Executive has remained
                                     --------
continuously employed by the Company until the applicable date.

Notwithstanding the foregoing, any outstanding Restricted Shares and

Restricted Units shall become fully vested on a Change in Control.



               (d)  Other Benefits.  Commencing on the Effective Date
                    --------------
and continuing during the period of Executive's employment hereunder,

the Executive shall be entitled to participate in all other employee benefit plans, programs and arrangements of the Company, as now or hereinafter in effect, which are applicable to the Company's employees generally or to its executive officers, as the case may be, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, programs and arrangements.  During the period of Executive's employment hereunder, the Executive shall be entitled to participate in and receive any fringe benefits or perquisites which may become available to the

Company's executive employees.



               (e)  Vacations and Other Leaves.  The Executive shall be
                    --------------------------
entitled to four (4) weeks vacation per year and to paid holidays and personal leave days determined in accordance with applicable Company plans and policies.



               (f)  Expenses.  During the period of the Executive's
                    --------
employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable and customary expenses incurred by the

Executive in performing services hereunder, including all expenses of travel and accommodations while away from home on business or at the request of and in the service of the Company; provided that, such expenses are
                                      -------------
incurred and accounted for in accordance with the policies and procedures established by the Company.



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               (g)  Relocation Expenses.  The Executive shall be entitled
                    -------------------
to receive reimbursement of relocation expenses consistent with the Company's relocation expense reimbursement policy for senior executives of the Company.

In addition, the Executive shall be entitled to receive reimbursement of losses incurred upon the sale of the Executive's  principal residence;

provided, however, that the total amount of such sale-related reimbursement

(including all tax gross-up payments) shall not exceed $300,000.



               In addition, if in connection with Executive's relocation

during the Term Executive purchases a principal residence in the New York area prior to selling her current principal residence in Pennsylvania, at

Executive's request the Company shall make a loan to Executive, at the closing of the purchase of the new residence, in a principal amount designated by Executive but not to exceed the lesser of (i) Executive's purchase price of the new residence and (ii) the appraised value of Executive's Pennsylvania residence.  Such loan shall bear interest at the per annum rate equal to the rate designated from time to time by Bank of America, N.A. as its prime rate of interest and shall be secured by a perfected first mortgage on Executive's

Pennsylvania residence and perfected security interest in any vested

Restricted Shares.  Interest on and principal of the loan shall be payable in full by Executive upon the earliest to occur of (i) sale by Executive of her

Pennsylvania residence,  (ii) the one-year anniversary of the making of the loan, and (iii) Executive's separation of employment with the Company for any reason other than termination by the Company without Cause or by Executive with

Good Reason.  Earlier partial prepayment on the loan shall be required to the extent of the proceeds of the sale of any vested Restricted Shares (net of stock broker commissions).


          6.   Termination.  (a)   The Executive's employment hereunder may
               -----------
be terminated without breach of this Agreement only under the following circumstances:

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                    (i)  Death.  The Executive's employment hereunder shall
                         -----
     terminate upon her death.


                    (ii) Cause.  The Company may terminate the Executive's
                         -----
     employment hereunder for "Cause".  For purposes of this Agreement, the

     Company shall have "Cause" to terminate the Executive's employment hereunder upon (1) the Executive's conviction for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof, (2) action by the Executive toward the Company involving dishonesty, (3) the Executive's refusal to abide by or follow reasonable written directions of the Board or the CEO, which does not cease within ten (10) business days after such written notice regarding such refusal has been given to the Executive by the Company, (4) the

     Executive's gross nonfeasance which does not cease within ten (10)

     business days after notice regarding such nonfeasance has been given to the Executive by the Company or (5) failure of the Executive to comply with the provisions of Section 7 or 8 of this Agreement, or other will ful conduct by the Executive which is intended to have and does have a material adverse impact on the Company.




                    (iii) Disability.  If, as a result of the Executive's
                          ----------
     incapacity due to physical or mental illness, the Executive shall have been absent from her duties hereunder on a full-time basis for the entire period of six (6) consecutive months, and within thirty (30)

     days after written Notice of Termination (as defined in Section 6(b)

     below) is given (which may occur before or after the end of such six

     (6) month period) shall not have returned to the performance of her duties hereunder on a full-time basis, the Executive's employment hereunder shall terminate for "Disability".




                    (iv) Termination by the Executive.  The Executive may
                         ----------------------------
     terminate her employment hereunder for "Good Reason".  For purposes of this Agreement, the Executive shall have "Good Reason" to terminate her employment hereunder (1) upon a failure by the Company to comply with

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     and material provision of this Agreement which has not been cured within ten (10) business days after notice of such noncompliance has been given by the Executive to the Company, (2) upon action by the Company resulting in a diminution of the Executive's title or authority or (3) one year after a Change in Control.



               (b)  Notice of Termination.  Any termination of the Executive's
                    ---------------------
employment by the Company or by the Executive (other than termination under

Section 6(a)(i) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 10 hereof.  For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.



               (c)  Date of Termination.  "Date of Termination" shall mean
                    -------------------
(i) if the Executive's employment is terminated by her death, the date of her death and (ii) in each other case, the date specified in the Notice of

Termination; provided that, if within thirty (30) days after any Notice of
             -------- ----
Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined,

either by mutual written agreement of the parties or by a binding and final arbitration award.



               (d)  Termination Upon Death; Disability; for Cause; Voluntary
                    --------------------------------------------------------
Termination other than for Good Reason.  If the Executive's employment is
--------------------------------------
terminated by reason of Executive's death or Disability, by the Company for

Cause or voluntarily by the Executive other than for Good Reason, the Company shall, as soon as practicable after the Date of Termination, pay the Executive all unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination under Section 5(a) hereof and shall pay to the Executive, in accordance with the terms of the applicable plan or program, all other unpaid amounts to which Executive is then entitled under any compensation or benefit

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plan or program of the Company (collectively, "Accrued Obligations"); upon such payment, the Company shall have no further obligations to the Executive under this Agreement.





               (e)  Termination Without Cause; Termination for Good Reason.
                    ------------------------------------------------------
If the Company shall terminate the Executive's employment other than for

Cause or the Executive shall terminate her employment for Good Reason, then,

subject to compliance with the provisions of Sections 7 and 8 hereof:




                    (i)  the Company shall pay to the Executive, as

     soon as practicable after the Date of Termination, the Accrued

     Obligations;


                    (ii)  following the Date of Termination and for

     the longer of twelve (12) months thereafter or the balance of the

     Term (the "Severance Period"), the Company shall pay to the

     Executive monthly an amount ("Severance Payments") equal

     to the quotient of (1) the Executive's annual base salary at the rate in effect as of the Date of Termination, divided by (2) the number twelve (12);




                    (iii)  the Company shall pay to the Executive, at

     the same time as bonuses are paid to other Company executives, a

     Bonus with respect to the season in which occurs the Date of

     Termination, such Bonus to be based upon actual performance for such season and pro rated to reflect the number of days in such season through and including the Date of Termination; and



                    (iv)  the Executive shall continue to be provided

     for the duration of the Severance Period with the same medical and life insurance coverage as existed immediately prior to the Notice of Termination; provided, however, that benefits otherwise receivable
                     --------  -------
     by the Executive pursuant to this Section 6(e)(iv) shall be reduced to the extent that benefits of the same type are received by or made available to the Executive during the Severance Period

     (and any such benefits received by or made available to the Executive shall be reported to the Company by the Executive);

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                    (v)  any outstanding Restricted Shares and Restricted

     Units shall become fully vested;



                    (vi) each outstanding Time-Based Option shall vest and

     become exercisable in accordance with the Schedule set forth in Section

     5(b) hereof as if no termination of employment occurred and such

     Time-Based Option shall terminate 90 days after the expiration of the

     Severance Period;



                    (vii) each outstanding Performance Option which had not

     previously become exercisable shall be cancelled and any such Performance

     Option which had previously become exercisable shall terminate 90 days after the expiration of the Severance Period.



               (f)  Gross-Up Payment.  In the event that any payment or
                    ----------------
benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment, whether such payments or benefits are received pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the

Company or such person (all such payments and benefits being hereinafter called "Total Payments"), would be subject (in whole or part), to the tax

(the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Executive such additional amounts (the "Gross-Up Payment") as may be necessary to place the Executive in the same after-tax position as if no portion of the

Total Payments had been subject to the Excise Tax.  In the event that the

Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined,

the portion of the Gross-Up Payment attributable to such reduction

(plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income tax

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deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code.  In the event that the

Excise Tax is determined to exceed the amount taken into account hereunder

(including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest,

penalties or additions payable by the Executive with respect to such excess)

at the time that the amount of such excess is finally determined.  The

Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total

Payments.




          7.   Nonsolicitation; Noncompete.
               ---------------------------

               (a)  Subject to (c) below, during the period of Executive's employment, during the period she is receiving Severance Payments hereunder and, in the case where the Executive's employment is terminated for

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Cause or executive voluntarily terminates her employment without Good Reason,

for a period of twelve (12) months following such termination, the Executive shall not initiate discussions with any person who is then an executive employee of the Company (i.e. director level or above) with the intent of soliciting or inducing such person to leave his or her employment, with a view to ward joining the Executive in the pursuit of any business activity

(whether or not such activity involves engaging or participating in a

Competitive Business, as defined below).  Notwithstanding any other provision of this Agreement to the contrary, in the event Executive fails to comply with the preceding sentence, all rights of the Executive and her surviving spouse or other beneficiary hereunder to any future

Severance Payments, Bonus Payments and continuing life insurance and medical coverage and all rights with respect to restricted stock and exercisability of stock options shall be forfeited; provided that, the
                                                    -------- ----
foregoing shall not apply if such failure of compliance commences following a Change in Control.


               (b)  Subject to (c) below, for as long as Executive receives

Severance Payments, or in the case where the Executive's employment is terminated for Cause or executive voluntarily terminates her employment with out Good Reason, for a period of twelve (12) months following such termination,

Executive shall not, without the prior written consent of the Company (which consent shall not be unreasonably withheld), engage or participate in any business which is "in competition" (as defined below) with the business of the Company or any of its 50% or more owned affiliates (such business being referred to herein as a "Competitive Business").  Not withstanding any other provision of this Agreement to the contrary, in the event the Executive fails to comply with the preceding sentence, all rights of the Executive and her surviving spouse or other beneficiary hereunder to any future Severance

Payments, Bonus Payments and continuing life insurance and medical coverage and all rights with respect to restricted stock and exercisability of stock options shall be forfeited; provided that, the foregoing shall not apply if
                            -------- ----
such failure of compliance commences following a Change in Control.



               (c)  In the event of a violation of paragraphs 7(a) or 7(b)

hereof, the remedies of the Company shall be limited to (i) if such violation occurs during the period of Executive's employment hereunder, termination of the Executive for Cause and the associated rights of the Company specified herein resulting there from, (ii) regardless of when such violation occurs,

forfeiture by the Executive of the payments, benefits and other rights set forth in paragraphs (a) and (b) above if and to the extent provided in such paragraphs, and (iii) the right to seek injunctive relief in accordance with and to the extent provided in Section 14 hereof.



               (d)  For purposes hereof, a business will be "in competition"

with the business of the Company or its 50% or more owned affiliates if

(i) the Company's business with which the other business competes accounted for 20% or more of the Company's consolidated revenues as of the end of its most recently completed fiscal year prior to the Date of Termination, and

(ii) the entity (including all 50% or more owned affiliates) through which the other business is or will be operated maintains a "women's apparel"

business which generated at least $50 million in revenue during the entity's most recently completed fiscal year ended prior to the date the Executive commences (or proposes to commence) to engage or participate in the other

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business.  For purposes hereof, "women's apparel" shall consist of dresses,

jackets, pants, skirts, blouses, sweaters, T-shirts, outerwear, footwear and accessories.



               (e)  Notwithstanding the foregoing, the Executive's engaging in the following activities shall not be construed as engaging or participating in a Competitive Business: (i) investment banking; (ii) passive ownership of less than 2% of any class of securities of a public company; (iii) engaging or participating in noncompetitive businesses of an entity which also operates a business which is "in competition" with the business of the Company or its affiliates; (iv) serving as an outside director of an entity which operates a business which is "in competition" with the business of the Company or its affiliates, so long as such business did not account for 10% or more of the consolidated revenues of such entity as of the end of its most recently completed fiscal year prior to the date Executive commences (or proposes to commence) serving as an outside director; (v) engaging in a business involving licensing arrangements so long as such business is not an in-house arrangement for any entity "in competition" with the business of the Company or its affiliates; (vi) affiliation with an advertising agency and (vii) after cessation of employment, engaging or participating in the "wholesale" side of the women's apparel business, which for purposes hereof shall mean the design, manufacture and sale of piece goods and women's apparel to unrelated third parties, provided that if the entity for which the Executive so engages or participates (including its affiliates) also conducts a retail women's apparel business, then effective upon the Executive's engaging or participating in such business, all continuing life insurance and medical coverage provided by the Company shall cease and all Severance Payments shall cease except for amounts representing the excess (if any) of the Executive's annual base salary hereunder (at the rate in effect as of the Date of

Termination) over the executive's base salary received from such entity and its affiliates, which amounts shall continue to be paid by the Company for the remainder of the Severance Period. The exceptions contained in subparagraph (vii) above and subparagraph (iii) above to the extent covered by subparagraph (vii) shall not be applicable if the Executive's cessation of employment is voluntary by the Executive without Good Reason and her new engagement or participation involves "wholesale" operations which include or also conduct retail sales of women's apparel other than factory

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outlet or discount stores to liquidate unsold women's apparel of such wholesale operations.



          8.   Protection of Confidential Information.
               --------------------------------------

               (a)  Executive acknowledges that her employment by the Company will, throughout the Term of this Agreement, involve her obtaining knowledge of confidential information regarding the business and affairs of the Company.

In recognition of the foregoing, the Executive covenants and agrees:



                    (i)  that, except in compliance with legal process,

     she will keep secret all confidential matters of the Company which are not otherwise in the public domain and will not intentionally disclose them to anyone outside of the Company, wherever located

     (other than to a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of her duties as an executive officer of the Company), either during or after the Term, except with the prior written consent of the Board or a person authorized thereby; and



                    (ii)  that she will deliver promptly to the Company

     on termination of her employment, or at any other time the Company may so request, all memoranda, notes, records, customer lists, reports and other documents (and all copies thereof) relating to the business of the Company which she obtained while employed by, or otherwise serving or acting on behalf of, the Company and which she may then possess or have under her control.



               (b)  Notwithstanding the provisions of Section 14 of this

Agreement, if the Executive commits a breach of the provisions of Section

8(a)(i) or 8(a)(ii), the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction,

it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

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          9.   Successors; Binding Agreement.
               -----------------------------

               (a)  Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive (except by will or by operation of the laws of intestate succession) or by the Company,

except that the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company,

by agreement in form and substance reasonably satisfactory to the Executive,

to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  As used in this Agreement, "Company"

shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.



               (b)  This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs,

distributees, devisees and legatees.  If the Executive should die while any amounts would still be payable to her hereunder if she had continued to live,

all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.



          10.  Notice.  For the purposes of this Agreement, notices, demands
               ------
and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or

(unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:



If to the Company:

               AnnTaylor Stores Corporation

               142 West 57th Street

               New York, New York  10019

               Attn:  General Counsel

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          With a copy to:

               Skadden, Arps, Slate, Meagher & Flom

               919 Third Avenue

               New York, New York 10022

               Attn: Stuart N. Alperin, Esq.



If to the Executive:


               Patricia DeRosa

               1222 Meadow Bank Road

               Villanova, PA  19805




          With a copy to:


               Farella Braun & Martell LLP

               235 Montgomery Street, Suite 300

               San Francisco, CA  94104

               Attn: Jeffrey P. Newman, Esq.



or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.



          11.  Miscellaneous.  No provisions of this Agreement may be
               -------------
modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the

Company as may be specifically designated by the Board.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

No agreements or representations, oral or otherwise, express or implied,

with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.  The validity,

interpretation, construction and performance of this Agreement shall be governed by the laws of the state of New York without regard to its conflicts of law principles.  All payments hereunder shall be subject to applicable Federal, State and local tax withholding requirements.




          12.  Validity.  The invalidity or unenforceability of any
               --------
provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

=============================================================================



          13.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.



          14.  Arbitration.  Any dispute or controversy arising under or in
               -----------
connection with this Agreement shall be settled exclusively by arbitration,

conducted before a panel of three arbitrators in New York City in accordance with the rules of the American Arbitration Association then in effect.

Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided that, the Company shall be entitled to seek a
              -------- ----
restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Section 7 or

8 of the Agreement and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond.  Each party shall bear its own costs and expenses

(including, with out limitation, legal fees) in connection with any arbitration proceeding instituted hereunder.




          15.  Entire Agreement.  This Agreement, to gether with the
               ----------------
compensation and benefits plans and practices referred to in Section 5 hereof, sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and all other prior agreements,

promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.



                         ANNTAYLOR STORES CORPORATION


                         By:  /s/ J. Patrick Spainhour
                              ------------------------------

                              Name:  J. Patrick Spainhour

                              Title: President & Chief Operating Officer


                         /s/ Patricia DeRosa
                         ------------------------------------
                         Patricia DeRosa